Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Form 8-K/A of our report dated April 13, 2011, relating to the December 31, 2010 and 2009 consolidated financial statements of Reminderband, Inc.

JONES SIMKINS, P.C.
Logan, Utah
September 6, 2011